SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2003

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28082 (Commission File Number)

05-0420589 (IRS Employer Identification No.)

50 Enterprise Center Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

Registrant’s telephone number, including area code: (401) 847- 3327 N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        This report is being filed by KVH Industries, Inc. (“KVH”) to announce that KVH has appointed Mr. Bruce J. Ryan to its board of directors as the head of our audit committee. The press release announcing Mr. Ryan's appointment is attached to this report as Exhibit 99.1.

        The following exhibit is filed with this report on Form 8-K:

        Exhibit No.     Description

        99.1                 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH Industries, Inc.

Date: July 29, 2003	BY: /S/ Patrick J. Spratt —————————————— Patrick J. Spratt Chief Accounting & Financial Officer

FOR IMMEDIATE RELEASE

PRESS RELEASE

KVH Industries Contact:
Chris Watson, Communications Coordinator
401-847-3327
cwatson@kvh.com

Investor Relations Contact: FD Morgen-Walke
Jolinda Taylor, 617-747-3600Paul
Johnson, 212-850-5600

KVH Industries Appoints Bruce J. Ryan to Board of Directors

MIDDLETOWN, RI – July 29, 2003 – KVH Industries (Nasdaq: KVHI), a leading provider of mobile satellite communications products and defense-related navigation and guidance systems, today announced the appointment of Bruce J. Ryan to its Board of Directors. Mr. Ryan will serve as the chairman of the board’s Audit Committee and assumes the seat previously held by long-time board member Werner Trattner.

“Bruce Ryan brings a wealth of financial and operational knowledge that immediately strengthens the financial expertise of our board of directors,” said Martin Kits van Heyningen, KVH’s president and chief executive officer. “He is perfectly suited to serve as the chairman of our audit committee and will help ensure that we satisfy all existing and emerging regulatory requirements as well as have the financial structure necessary for KVH’s continued growth.”

Mr. Ryan has served in a variety of executive-level positions in both public and private technology companies. His past responsibilities have included Chief Financial Officer, general management responsibility of a multi-billion dollar business unit, extensive international experience, and strong merger and acquisition experience in North America, Europe, and Asia. From 1998 to 2002, he was Executive Vice President and Chief Financial Officer of Global Knowledge Network, a leading provider of information technology and computer software training programs and certifications. He served as the Executive Vice President and Chief Financial Officer for Amdahl Corporation, a provider of information technology solutions, from 1994 to 1997. Mr. Ryan also held executive operating and financial positions during his 25-year tenure at Digital Equipment Corporation.

“KVH offers a unique blend of leadership technology, established market positions, and emerging opportunities that I find very appealing,” remarked Mr. Ryan. “I look forward to helping KVH pursue those opportunities and contributing to the quality of both the company’s performance and financial results.”

Mr. Ryan also serves on the boards of directors for CNT Corporation, Ross Systems, and Axeda Systems. He earned a Bachelor of Science in Business Administration from Boston College and an MBA from Suffolk University.

KVH Industries, Inc., designs and manufactures products that enable mobile communication, navigation, and precision pointing through the use of its proprietary mobile satellite antenna and fiber optic technologies. The company is developing next-generation systems with greater precision, durability, and versatility for communications, navigation, and industrial applications. An ISO 9001-registered company, KVH has headquarters in Middletown, Rhode Island, with a fiber optic manufacturing facility in Tinley Park, Illinois, and a European sales, marketing, and support office in Hoersholm, Denmark.

_________________